                                                                   Exhibit 10.28


                                                                  EXECUTION COPY


                                FOURTH AMENDMENT

                          Dated as of February 14, 2000

                  This FOURTH AMENDMENT (the "Fourth Amendment") among The Donna Karan Company, a New York general partnership, The Donna Karan Company Store, G.P., a New York general partnership, Donna Karan Studio, a New York general partnership, and DK Footwear Partners, a New York general partnership (collectively, the "Borrowers"), the financial institutions from time to time parties thereto as lenders (the "Lenders"), the financial institutions from time to time parties thereto as issuing banks (the "Issuing Banks"), Citibank, N.A., in its capacity as administration agent for the Lenders and the Issuing Banks (the "Administrative Agent"), The Chase Manhattan Bank and Nationsbank, N.A., in their capacity as co-agents (the "Co-Agents").

                             PRELIMINARY STATEMENTS:

                  (1) The Borrowers, the Lenders, the Issuing Banks, the Co-Agents and the Administrative Agent have entered into a Second Amended and Restated Credit Agreement dated as of January 29, 1998, as amended from time to time (as so amended, the "Credit Agreement"). Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

                  (2) The Borrowers and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                  (a) The definition of "Acceptance Termination Date" set forth in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following:

                  "'ACCEPTANCE TERMINATION DATE' means the day which is the earliest of (i) January 31, 2003, (ii) the termination of the Commitments pursuant to SECTION 11.02(a), (iii) the date of termination in whole of the Domestic Commitments pursuant to
                  SECTION 3.01(a) and (iv) the date of the termination of the Acceptance Commitment pursuant to SECTION 2.04(l)."

                  (b) The first sentence of the definitions of "Applicable Fixed Rate Margin" and the "Applicable Floating Rate Margin" is amended by inserting the word "first" before the term "EBITDA certificate".

                  (c) The definition of "Commitment Termination Date" set forth in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following:

                  "'COMMITMENT TERMINATION DATE' means the day which is the earliest of (A) May 1, 2003, (B) the termination of the Commitments pursuant to SECTION 11.02(a) and (C) the date of termination in whole of the Commitments pursuant to SECTION 3.01(a)."

                  (d) The definition of "EBITDA" set forth in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following:

                  "'EBITDA' means, for any Financial Covenant Period, for Donna Karan International and its Subsidiaries on a consolidated basis (i) the sum of the amounts for such period of (A) Net Income, (B) depreciation and amortization expense, (C) interest expense, (D) federal, state, local and foreign income taxes and (E) unusual expense associated with the write-off of the capitalized portion of financing costs; MINUS (ii) gains from Asset Sales (but including expense reimbursements in connection with Asset Sales closing in 1996); PLUS (iii) losses from Asset Sales; MINUS (iv) extraordinary gains; MINUS
                  (v) interest income; MINUS (vi) any gain relating to the accumulated effect of any change in accounting method; PLUS
                  (vii) any loss relating to the accumulated effect of any change in accounting method; PLUS (viii) the non-cash restructuring charges and other non-recurring non-cash charges incurred in Fiscal Year 1999 in an amount not to exceed $7,000,000, each item in clauses (i) through (viii) calculated in conformity with GAAP for such period."

                  (e) The definition of "Fixed Charge Coverage Ratio" set forth in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following:

                  "'FIXED CHARGE COVERAGE RATIO' means, for any Financial Covenant Period, the ratio of (i) EBITDA PLUS the Net Cash Proceeds of Asset Sales received during such period MINUS Capital Expenditures made during such period (excluding $9,200,000, representing the cash portion of the purchase price for the UK Acquisition, from the fourth fiscal quarter of 1999) MINUS the Investments made pursuant to SECTION 9.04(iv) during such period MINUS any dividends payments or stock repurchases with respect to the Common Stock during such period MINUS any cash payment of taxes made during such period, to (ii) Cash Interest Expense for such period PLUS any principal payment of Funded Debt made during such period (excluding for each fiscal quarter in Fiscal Year 2002, the amount of any repayment of the subordinated indebtedness incurred by The Donna Karan Company and Donna Karan Stores (U.K.) Limited owing to B.S. Ong/Club 21 and/or its affiliates provided that such amount does not exceed $8,700,000."

                  (f) The definition of "Indebtedness" set forth in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor the following:

                  "'INDEBTEDNESS' means, as applied to any Person at any time,
                  (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto,
                  (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock,
                  (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases; (b) Accommodation Obligations with respect to indebtedness, obligations or other liabilities of a Person of a type set forth in clause (a); (c) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien (other than a Customary Permitted
                  Lien) on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (d) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon;
                  (e) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (f) all contingent Contractual Obligations with respect to any of the foregoing."

                  (g) Clause (f) of Section 7.01 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "(f) EBITDA REPORT. On or prior to February 28 of each Fiscal Year, a certificate, signed by Donna Karan International's chief financial officer or controller, setting forth calculations (with such specificity as the Requisite Lenders may reasonably request) for the determination of EBITDA for the immediately preceding Fiscal Year and compliance with
                  Section 10.06."

                  (h) Clause (v) of Section 9.01 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "(v) Indebtedness incurred under foreign exchange hedging contracts;"

                  (i) Section 9.01 of the Credit Agreement is further amended by adding at the end thereof a new clause (x) to read as follows:

                  "(x) Indebtedness incurred by one member of the Donna Karan Group owing to another member of the Donna Karan Group."

                  (j) Section 9.03 of the Credit Agreement is amended by adding at the end thereof a new clause (viii) to read as follows:

                  "(viii) Liens on cash in an aggregate amount not to exceed $4,000,000 securing Indebtedness permitted under SECTION 9.01(v)."

                  (k) Section 9.04 of the Credit Agreement is amended by adding at the end thereof a new clause (v) to read as follows:

                  "(v) Investments by any member of the Donna Karan Group in any of its Subsidiaries in existence on February 1, 2000 and any Subsidiary created in compliance with SECTION 9.09(b)."

                  (l) Section 9.06 of the Credit Agreement is amended by adding at the end thereof a new clause (viii) to read as follows:

                  "(viii) the repayment of the subordinated indebtedness incurred by The Donna Karan Company and Donna Karan Stores (U.K.) Limited owing to B.S. Ong/Club 21 and/or its affiliates in an amount not to exceed $8,700,000; PROVIDED that at the time of such repayment and after giving effect thereto the Borrowers have Availability of at least $30,000,000."

                  (m) Section 9.13 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "9.13. OPERATING LEASES. No member of the Donna Karan Group shall become liable in any way, whether directly or by assignment or by Accommodation Obligation, for the obligations of a lessee under any Operating Lease, except:

                           (a) the Operating Lease entered into in December 1997
                  by The Donna Karan Company Stores G.P. for the Madison Avenue store in New York, New York; and

                           (b) Operating Leases, if immediately after giving
                  effect to the incurrence of Rental Payments with respect thereto, the aggregate amount of all Rental Payments with respect to such Operating Leases does not exceed (i) in Fiscal Years 2000 and 2001, an amount equal to $45,000,000 MINUS the amount of Rental Payments for such Fiscal Year with respect to the Operating Lease permitted by SECTION 9.13(a), (ii) in Fiscal Year 2002, an amount equal to $55,000,000 MINUS the amount of Rental Payments for such Fiscal Year with respect to the Operating Lease permitted by SECTION 9.13(a), and (iii) in Fiscal Year 2003, an amount equal to $65,000,000 MINUS the amount of Rental Payments for such Fiscal Year with respect to the Operating Lease permitted by SECTION 9.13(a)."

                  (n) Section 9.14 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "9.14. CAPITAL EXPENDITURES. No member of the Donna Karan Group shall make or incur Capital Expenditures (a) during Fiscal Year 2000 if the aggregate amount of Capital Expenditures for the Donna Karan Group PLUS the aggregate amount of the Investments made pursuant to SECTION 9.04(iv) would exceed Twenty Million Five Hundred Thousand Dollars ($20,500,000) for such Fiscal Year, (b) during Fiscal Years 2001 and 2002 if the aggregate amount of Capital Expenditures for the Donna Karan Group PLUS the aggregate amount of the Investments made pursuant to SECTION 9.04(iv) would exceed Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000) for any such Fiscal Year and (c) during the first six months of Fiscal Year 2003 if the aggregate amount of Capital Expenditures for the Donna Karan Group PLUS the aggregate amount of the Investments made pursuant to SECTION 9.04(iv) would exceed Thirteen Million Seven Hundred Fifty Thousand Dollars ($13,750,000) for such six month period; PROVIDED, HOWEVER, that the Donna Karan Group may carry forward from one Fiscal Year to another Fiscal Year any Capital Expenditures permitted hereunder, but not made or incurred in such Fiscal Year, in an amount of up to Twelve Million Dollars ($12,000,000); PROVIDED, FURTHER, that cost of Equipment purchased to replace Equipment damaged or destroyed shall not be included in the calculations for Capital Expenditures under this SECTION 9.14 to the extent of the amount of insurance proceeds received and applied against the Obligations."

                  (o) Section 10.01 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.01. MINIMUM ADJUSTED NET WORTH. The Adjusted Net Worth of Donna Karan International and its Subsidiaries on a consolidated basis at the end of each fiscal quarter set forth below shall not be less than the amount set forth opposite such quarter:


                  Fiscal Quarter                           Minimum Amount
                  --------------                           --------------

                  First Fiscal Quarter 1998                   $100,000,000
                  Second Fiscal Quarter 1998                  $ 95,000,000
                  Third Fiscal Quarter 1998                   $100,000,000
                  Fourth Fiscal Quarter 1998                  $115,000,000
                  First Fiscal Quarter 1999                   $115,000,000
                  Second Fiscal Quarter 1999                  $115,000,000
                  Third Fiscal Quarter 1999                   $120,000,000
                  Fourth Fiscal Quarter 1999                  $120,000,000
                  First Fiscal Quarter 2000                   $120,000,000
                  Second Fiscal Quarter 2000                  $120,000,000
                  Third Fiscal Quarter 2000                   $125,000,000
                  Fourth Fiscal Quarter 2000                  $125,000,000



                  First Fiscal Quarter 2001                   $125,000,000
                  Second Fiscal Quarter 2001                  $125,000,000
                  Third Fiscal Quarter 2001                   $125,000,000
                  Fourth Fiscal Quarter 2001                  $125,000,000
                  First Fiscal Quarter 2002                   $125,000,000
                  Second Fiscal Quarter 2002                  $125,000,000
                  Third Fiscal Quarter 2002                   $125,000,000
                  Fourth Fiscal Quarter 2002                  $125,000,000
                  First Fiscal Quarter 2003                   $125,000,000


                  (p) Section 10.02 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.02. MINIMUM INTEREST COVERAGE RATIO. The Interest Coverage Ratio of Donna Karan International and its Subsidiaries on a consolidated basis at the end of each fiscal quarter set forth below shall not be less than the ratio set forth opposite such quarter:


                  Fiscal Quarter                                 Ratio
                  --------------                                 -----

                  Fourth Fiscal Quarter 1998                   3.00  to 1.0
                  First Fiscal Quarter 1999                    3.00  to 1.0
                  Second Fiscal Quarter 1999                   3.00  to 1.0
                  Third Fiscal Quarter 1999                    3.00  to 1.0
                  Fourth Fiscal Quarter 1999                   4.50  to 1.0
                  First Fiscal Quarter 2000                    4.50  to 1.0
                  Second Fiscal Quarter 2000                   5.00  to 1.0
                  Third Fiscal Quarter 2000                    5.00  to 1.0
                  Fourth Fiscal Quarter 2000                   5.00  to 1.0
                  First Fiscal Quarter 2001                    5.00  to 1.0
                  Second Fiscal Quarter 2001                   5.00  to 1.0
                  Third Fiscal Quarter 2001                    5.00  to 1.0
                  Fourth Fiscal Quarter 2001                   5.00  to 1.0
                  First Fiscal Quarter 2002                    5.00  to 1.0
                  Second Fiscal Quarter 2002                   5.00  to 1.0
                  Third Fiscal Quarter 2002                    5.00  to 1.0
                  Fourth Fiscal Quarter 2002                   5.00  to 1.0
                  First Fiscal Quarter 2003                    5.00  to 1.0"


                  (q) Section 10.03 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.03. MINIMUM FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio of Donna Karan International and its Subsidiaries on a consolidated basis at the end of each fiscal quarter set forth below shall not be less than the ratio set forth opposite such quarter:


                  Fiscal Quarter                                   Ratio
                  --------------                                   -----

                  First Fiscal Quarter 2000                     2.00 to 1.0
                  Second Fiscal Quarter 2000                    2.00 to 1.0
                  Third Fiscal Quarter 2000                     2.00 to 1.0
                  Fourth Fiscal Quarter 2000                    3.00 to 1.0
                  First Fiscal Quarter 2001                     3.00 to 1.0
                  Second Fiscal Quarter 2001                    3.00 to 1.0
                  Third Fiscal Quarter 2001                     3.00 to 1.0
                  Fourth Fiscal Quarter 2001                    3.00 to 1.0
                  First Fiscal Quarter 2002                     3.00 to 1.0
                  Second Fiscal Quarter 2002                    3.00 to 1.0
                  Third Fiscal Quarter 2002                     3.00 to 1.0
                  Fourth Fiscal Quarter 2002                    3.00 to 1.0
                  First Fiscal Quarter 2003                     3.00 to 1.0"

                  (r) Section 10.04 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.04. MINIMUM WORKING CAPITAL RATIO. The Working Capital
                  Ratio of Donna Karan International and its Subsidiaries on a consolidated basis at the end of each fiscal quarter set forth below shall not be less than the ratio set forth opposite such quarter:


                  Fiscal Quarter                                 Ratio
                  --------------                                 -----

                  Fourth Fiscal Quarter 1999                  1.40 to 1.0
                  First Fiscal Quarter 2000                   1.40 to 1.0
                  Second Fiscal Quarter 2000                  1.40 to 1.0
                  Third Fiscal Quarter 2000                   1.40 to 1.0
                  Fourth Fiscal Quarter 2000                  1.40 to 1.0
                  First Fiscal Quarter 2001                   1.40 to 1.0
                  Second Fiscal Quarter 2001                  1.40 to 1.0
                  Third Fiscal Quarter 2001                   1.40 to 1.0
                  Fourth Fiscal Quarter 2001                  1.40 to 1.0
                  First Fiscal Quarter 2002                   1.40 to 1.0
                  Second Fiscal Quarter 2002                  1.40 to 1.0
                  Third Fiscal Quarter 2002                   1.40 to 1.0
                  Fourth Fiscal Quarter 2002                  1.40 to 1.0
                  First Fiscal Quarter 2003                   1.40 to 1.0"


                  (s) Section 10.05 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.05. MAXIMUM LEVERAGE RATIO. The Leverage Ratio of Donna Karan International and its Subsidiaries on a consolidated basis at the end of each fiscal quarter set forth below shall not be greater than the ratio set forth opposite such quarter:


                  Fiscal Quarter                                 Ratio
                  --------------                                 -----

                  Fourth Fiscal Quarter 1998                  2.00 to 1.0
                  First Fiscal Quarter 1999                   2.00 to 1.0
                  Second Fiscal Quarter 1999                  2.00 to 1.0
                  Third Fiscal Quarter 1999                   3.00 to 1.0
                  Fourth Fiscal Quarter 1999                  2.00 to 1.0
                  First Fiscal Quarter 2000                   2.00 to 1.0
                  Second Fiscal Quarter 2000                  2.00 to 1.0
                  Third Fiscal Quarter 2000                   2.00 to 1.0
                  Fourth Fiscal Quarter 2000                  2.00 to 1.0
                  First Fiscal Quarter 2001                   2.00 to 1.0
                  Second Fiscal Quarter 2001                  2.00 to 1.0
                  Third Fiscal Quarter 2001                   2.00 to 1.0
                  Fourth Fiscal Quarter 2001                  2.00 to 1.0
                  First Fiscal Quarter 2002                   2.00 to 1.0
                  Second Fiscal Quarter 2002                  2.00 to 1.0
                  Third Fiscal Quarter 2002                   2.00 to 1.0
                  Fourth Fiscal Quarter 2002                  2.00 to 1.0
                  First Fiscal Quarter 2003                   2.00 to 1.0"

                  (t) Section 10.06 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.06. EBITDA. The EBITDA for Donna Karan International and its Subsidiaries on a consolidated basis at the end of the fourth fiscal quarter for each Fiscal Year set forth below shall not be less than the amount set forth opposite such Fiscal Year:


                           Fiscal Year                       Amount
                           -----------                       ------

                           1999                              $25,000,000
                           2000                              $33,000,000
                           2001                              $35,000,000
                           2002                              $40,000,000"


                  SECTION 2. CONDITIONS OF EFFECTIVENESS. This Fourth Amendment shall become effective when (a) the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Borrowers and the Lenders and (b) the Borrowers shall have paid to the Administrative Agent, for the ratable benefit of the Lenders, a fee in the amount of one-eighth of one percent (0.125%) of the amount of the Commitments.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

                  (a) After giving effect to this Fourth Amendment, all of the representations and warranties contained in Section 6.01 of the Credit Agreement and in the other Loan Documents shall be true in all material respects.

                  (b) After giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness of this Fourth Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrowers under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby.

                  (c) The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 5. EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  SECTION 6. GOVERNING LAW. This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the date first above written.

                          THE DONNA KARAN COMPANY

                          By:      Donna Karan International Inc.,
                                   a general partner

                                   By:   /s/
                                      ---------------------------------
                                      Title:___________________________

                          DONNA KARAN STUDIO

                          By: Full Requirements Merchandising, Inc., a general partner

                                   By:   /s/
                                      ---------------------------------
                                      Title:___________________________

                          THE DONNA KARAN COMPANY STORE, G.P.

                          By:      Donna Karan International Inc.,
                                   a general partner

                                   By:   /s/
                                      ---------------------------------
                                      Title:___________________________

                          DK FOOTWEAR PARTNERS

                          By:      Donna Karan International Inc.,
                                   a general partner

                                   By:   /s/
                                      ---------------------------------
                                      Title:___________________________

                          CITIBANK, N.A., as Administrative Agent and Lender

                          By:   /s/
                             ---------------------------------
                             Vice President

                          THE CHASE MANHATTAN BANK, as Co-Agent
                                    and Lender

                          By:   /s/
                             ---------------------------------
                             Title:

                          NATIONSBANK N.A., as Co-Agent and Lender

                          By:   /s/
                             ---------------------------------
                             Title:

                          PNC BANK NATIONAL ASSOCIATION

                          By:   /s/
                             ---------------------------------
                             Title:

                          THE CIT GROUP/COMMERCIAL SERVICES, INC.

                          By:   /s/
                             ---------------------------------
                             Title:

                                    NATIONAL CITY COMMERCIAL FINANCE, INC.

                                    By:   /s/
                                       ---------------------------------
                                       Title:

                                    JACKSON NATIONAL LIFE INSURANCE CO.,
                                    By:  PPM FINANCE, INC., its Attorney-in-Fact

                                    By:   /s/
                                       ---------------------------------
                                       Title: